FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       September 23, 2002
                                                       ------------------

                          Caithness Coso Funding Corp.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                  333-83815              94-3328762
           --------                  ---------              ----------
    (State or other jurisdiction    (Commission            (IRS Employer
          of incorporation)         File Number)         Identification No.)

     Coso Finance Partners           California             68-0133679
     Coso Energy Developers          California             94-3071296
     Coso Power Developers           California             94-3102796
     ---------------------           ----------             ----------
  (Exact names of Registrants as   (State or other        (IRS Employer
    specified in their charters)   jurisdiction of       Identification No.)
                                    incorporation)

565 Fifth Avenue, 29th  Floor, New York, New York             10017-2478
-------------------------------------------------             ----------
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code    (212) 921-9099
                                                      --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed Since last report.)

Item 5.  Other Events.


The Coso projects consist of three 80 MW geothermal power plants, called Navy I, BLM and Navy II (together, the "Coso Partnerships"), their transmission lines, wells, gathering system and other related facilities. The Coso projects are located near one another in the Mojave Desert approximately 150 miles northeast of Los Angeles, California, and have been generating electricity since the late 1980's. The Coso Partnerships sell 100% of the electrical energy generated at the plants to Southern California Edison ("Edison") under three long-term Standard Offer No. 4 power purchase agreements (the "Purchase Agreements").

Caithness Coso Funding Corp. ("Funding Corp.") is a single-purpose Delaware Corporation formed to issue senior secured notes ("Notes") for its own account and as an agent acting on behalf of the Coso Partnerships. On May 28, 1999, Funding Corp. sold $413,000,000 of senior secured notes. Pursuant to separate credit agreements between Funding Corp. and each partnership, the net proceeds from the offering of the Notes were loaned to the Coso Partnerships. Payment of the Notes is provided for by payments made by the Coso Partnerships to Funding Corp. under their respective project loans. Funding Corp. has no material assets, other than the project loans, and does not conduct any operations apart from issuing the Notes and making the project loans to the partnerships.



Settlement   Agreement  between  Edison  and  the  California  Public  Utilities
Commission

Unprecedented increases in natural gas prices and imbalances between supply and demand, among other factors, led to significant increases in wholesale electricity prices in California during 2000. At the time of such increases, Edison had fixed tariffs with their retail customers that were significantly below the wholesale prices it paid in California. Edison's resulting shortfall in collections materially and adversely affected its liquidity.

Edison filed a complaint  in the United  States  District  Court for the Central
District of California in November 2000 against the commissioners of the California Public Utilities Commission (the "CPUC"), alleging that their refusal to allow Edison to recover its wholesale costs of purchasing power in its retail rates violated federal law. The CPUC and Edison entered into a Settlement Agreement on October 2, 2001 to resolve this litigation, and the district court entered a stipulated judgment incorporating the Settlement Agreement on October 5, 2001.

On September 23, 2002, the United States Court of Appeals for the Ninth Circuit issued an opinion and order on appeal from the district court's stipulated judgment which affirmed the stipulated judgment in part and referred questions based on California state law to the Supreme Court of California. The appeals court stated that if the settlement agreement violated California state law then the appeals court would be required to void the stipulated judgment. Pending a response from the California Supreme Court the settlement agreement remains in full force and effect.

Funding Corp cannot predict the final outcome of these proceedings or any other judicial, legislative, regulatory or other governmental action related to this matter or what affect the outcomes of these proceedings or other actions will have on Edison. Should Edison fail to satisfy its future obligations to the Coso Partnerships, such failure will have a material adverse effect on the Coso Partnerships ability to make debt service payments to Funding Corp. and, in turn, Funding Corp.'s ability to make its debt service payments.



Court of Appeal Decision on Line Loss Factor

The payments Edison makes to the Coso Partnerships under the Purchase Agreements are calculated based on "line losses", among other factors, which are unavoidable losses that occur when electricity is transmitted from the point of generation to the point of consumption. In January 2001, the CPUC adopted a new methodology for calculating the transmission line loss factor and also adopted a "floor" for the transmission line loss factor that applies to generating facilities powered by renewable resources, including those owned by the Coso Partnerships. Under this "floor" provision, transmission line loss factors for renewable generators may not be less than 0.95.

Edison filed a petition for a writ of review of the January 2001 CPUC decision, claiming that the "floor" line loss factor of 0.95 for renewable generators violated PURPA. Subsequently, the California Court of Appeal issued a decision on August 20, 2002 in response to the writs affirming the January 2001 CPUC decision except for the 0.95 "floor", which it rejected as an abuse of discretion by the CPUC. The Coso Partnerships plan to appeal this decision in the California Court of Appeal.

If the decision of the California Court of Appeal on August 20, 2002 is not modified, it could be determined that payments between January 2001 and May 2002 that applied the 0.95 minimum line loss factor resulted in overpayments to the Coso Partnerships and that the Coso Partnerships either have to repay those amounts to Edison or have future payments offset by such overpayments. Note that the Purchase Agreements, through recent amendments, set a 1.0 line loss factor for all payments between May 2002 and May 2007.

Funding Corp. cannot predict whether the appeal of the August 20, 2002 decision of the California Court of Appeal will be successful.



Court of Appeal Decision on Retroactive Application of Short Run Avoided Cost Rates

On March 27, 2001, the CPUC instituted a new formula to measure Edison's short run avoided costs ("SRAC"), which is the basis for a portion of the payments that Edison makes to the Coso Partnerships under the Purchase Agreements. In a decision dated September 4, 2002, the California Court of Appeal ruled that the CPUC erred in not considering the possible retroactive application of the revised SRAC formula to deliveries beginning on December 1, 2000. The California Court of Appeal remanded the matter back to the CPUC to make such a consideration.

If the CPUC determines that retroactively will apply to the SRAC formula for payments made between December 1, 2000 and March 27, 2001, then energy payments from Edison to the Coso Partnerships would be decreased during that period. Funding Corp does not believe the proceedings will impact prior payments made to the Coso Partnerships based on their settlement with Edison as embodied in recent amendments to the Purchase Agreements.

Funding Corp. cannot predict the final outcome of these proceedings, including whether the CPUC will make such a determination as to whether the revised SRAC formula should be applied retroactively, what the appropriate SRAC formula would be during such period, or whether any of such determinations would withstand challenge. Funding Corp. also cannot predict what affect, if any, the decision of the Court of Appeal will have on the relationship between Edison and the Coso Partnerships, including under the Purchase Agreements.


Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Coso Partnerships to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of the Coso Partnerships. In connection with the safe harbor provisions of the Reform Act, the Coso Partnerships have identified important factors that could cause actual results to differ materially from such expectations, including resolution of the energy crisis in California, operating uncertainty, uncertainties relating to geothermal resources, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, judicial decisions, industry deregulation and competition. Reference is made to all of the Registrants' SEC filings incorporated herein by reference, for a description of such factors. The Registrants assume no responsibility to update forward-looking information contained herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 3, 2002             CAITHNESS COSO FUNDING CORP.,
                                   a Delaware corporation

                                   By: /S/ CHRISTOPHER T. MCCALLION
                                       ----------------------------
                                           Christopher T. McCallion
                                           Executive Vice President &
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)


                                   COSO FINANCE PARTNERS
                                   a California general partnership

                                   By: New CLOC Company, LLC,
                                          its Managing General Partner

                                   By: /S/ CHRISTOPHER T. MCCALLION
                                       ----------------------------
                                           Christopher T. McCallion
                                           Executive Vice President &
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)


                                   COSO ENERGY DEVELOPERS
                                   a California general partnership

                                   By: New CHIP Company, LLC,
                                          its Managing General Partner

                                   By: /S/ CHRISTOPHER T. MCCALLION
                                       ----------------------------
                                           Christopher T. McCallion
                                           Executive Vice President &
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)


                                   COSO POWER DEVELOPERS
                                   a California general partnership

                                   By: New CTC Company, LLC,
                                          its Managing General Partner

                                   By: /S/ CHRISTOPHER T. MCCALLION
                                       ----------------------------
                                           Christopher T. McCallion
                                           Executive Vice President &
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)